UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025 (May 7, 2025)

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-08022	62-1051971
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CSX Corporation (“CSX”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 7, 2025. The final voting results for each matter submitted to a shareholder vote at the Annual Meeting are set forth below.

Item 1:	The following twelve persons were elected to the CSX Board of Directors:

	For	Against	Abstain	Broker Non-Votes
Ann D. Begeman	1,411,615,573	16,232,594	2,581,522	217,137,335
Thomas P. Bostick	1,385,080,241	42,789,654	2,559,794	217,137,335
Anne H. Chow	1,413,107,801	14,857,450	2,464,438	217,137,335
Steven T. Halverson	1,299,090,359	128,776,456	2,562,874	217,137,335
Paul C. Hilal	1,399,420,441	28,394,197	2,615,051	217,137,335
Joseph R. Hinrichs	1,399,622,606	28,154,887	2,652,196	217,137,335
David M. Moffett	1,388,154,647	39,585,523	2,689,519	217,137,335
Linda H. Riefler	1,304,960,045	123,110,078	2,359,566	217,137,335
Suzanne M. Vautrinot	1,380,057,153	46,918,617	3,453,919	217,137,335
James L. Wainscott	1,386,936,624	40,925,589	2,567,476	217,137,335
J. Steven Whisler	1,342,941,425	84,914,784	2,573,480	217,137,335
John J. Zillmer	1,077,155,533	346,196,195	7,077,961	217,137,335

Item 2:	Shareholders ratified the appointment of Ernst & Young LLP as CSX’s independent registered public accounting firm for 2025, by the votes set forth in the table below:

For	Against	Abstain
1,526,882,476	117,937,518	2,747,030

Item 3:	Shareholders approved, on an advisory (non-binding) basis, the compensation of CSX’s named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
1,272,936,606	148,504,231	8,988,852	217,137,335

No other matters were submitted for shareholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Michael S. Burns
Name:	Michael S. Burns
Title:	Senior Vice President – Chief Legal Officer and Corporate Secretary

DATE: May 12, 2025